EXHIBIT 99.3

FORM OF PROXY

IMPLEX CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE
IMPLEX BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

The undersigned, revoking all prior proxies, hereby appoints Alex Khowaylo and John F. Geaney, Jr., and each of them, with full power of substitution, as the undersigned’s proxies to vote all the shares of capital stock of Implex Corp. which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Implex to be held on                      , 2004 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Proposal 1:	Approval by the holders of Implex common stock, Series A preferred stock and Series B preferred stock of the Agreement and Plan of Merger dated as of November 21, 2003 among Zimmer Holdings, Inc., Bedrock Merger Corp. and Implex Corp. and the other related matters in connection with the merger pursuant to which Implex will become a wholly-owned subsidiary of Zimmer.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2:	Approval of the election by the holders of Implex Series A preferred stock and Series B preferred stock to elect to receive in the merger the same form of merger consideration as the holders of Implex common stock.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

Please sign and return this proxy so that you may be sure that your shares will be voted.

Dated:	, 2004

SIGNATURE OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER (IF HELD JOINTLY)

Please sign exactly as your name appears hereon, date and return promptly. When shares are held in the name of 2 or more persons, all persons should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. If a corporation or other entity, please sign in full entity name by an authorized officer.